Exhibit 99.1
                                                  Contact:  Adam Hollingsworth
                                                                  904-359-3161


                 CSX ANNOUNCES SECOND-QUARTER IMPACT RELATING TO
                          WEST VIRGINIA ASBESTOS SUITS


         JACKSONVILLE, Fla., June 26, 2003 - CSX Corporation (NYSE: CSX) today announced the company will record additional expense during the second quarter of 2003 as a result of lawsuits recently filed in West Virginia state courts.
         Accounting rules require the company to record an estimate of these expenses. Approximately $17 million will be recorded to account for the newly filed claims in West Virginia related to asbestos. This reporting is consistent with previous experience in similar claims, however, the legitimacy of each claim must still be thoroughly reviewed and litigated.
         Just days before a new venue law took effect in West Virginia approximately 1,500 cases were filed against CSX Transportation (CSXT), CSX Corporation's rail operating unit. The vast majority of the claims involve people who never lived or worked in West Virginia and could have been dismissed and required to have been heard in states that have some relationship to the claim, if they had been filed after June 4, the effective date of the new law.
         "The rush to beat the effective date shows why the leaders of West Virginia made such a responsible decision earlier this year to reform the state's venue statute. With these latest filings, hundreds of cases have entered West Virginia's resource-constrained court system that have no connection with the state. Responsible citizens and the shareholders and employees of CSX want us to fight for judicial fairness and against every illegitimate claim, and we will," said CSX Senior Vice President of Law and General Counsel, Ellen Fitzsimmons.

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         CSX Corporation, based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSX Transportation and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX also provides intermodal and global container terminal operations through other subsidiaries.
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                   Please visit CSX's website at: www.csx.com
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         This press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies and objectives for future operation, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "project," and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

         Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company's success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and
(iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's SEC reports, accessible on the SEC's website at www.sec.gov and the Company's website at www.csx.com.